DELI SOLAR (USA) INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2007

	Six months ended June 30, 2007	Six months ended June 30, 2007	Pro forma	Pro Forma
	Deli Solar (USA) INC (1)	TianJin Huaneng Company (2)	Adjustment (3)	Combined

Sales revenues	$12,414,023	$6,649,869		$19,063,892

Cost of goods sold	9,739,044	5,171,431		14,910,475

Gross profit	2,674,979	1,478,438		4,153,417

Operating expenses
Advertising	660,093	654,140		1,314,233
Selling, salary, R&D and admin expenses	956,446	490,972		1,447,418
Total operating expenses	1,616,539	1,145,112		2,761,651

Net operating income	1,058,440	333,326		1,391,766

Interest income and other income	1,638	(66,456)		(64,818)

Minority interests Tianjin Huaneng			(125,548) (a )	(125,548)

Net income before taxes	1,060,078	266,870	(125,548)	1,201,400

Taxes	137,976	67,299		205,275

Net income	$922,102	$199,571	(125,548)	$996,125

Foreign Currency Translation Adjustment	$247,959	$56,649		$304,608

Comprehensive Income	$1,170,061	$256,220	(125,548)	$1,300,733

Basic earnings per share	$0.15			0.16
Denominator for basic EPS	6,205,290			6,205,290

Fully diluted earnings per share	$0.12			0.12
Denominator for diluted EPS	8,016,417			8,016,417

(1) Represents historical statement of operations of the Company for the six months ended June 30, 2007, derived from the unaudited financial statements of the Company included in the 10QSB report.
(2) Represents historical statement of operations of Tianjin Huaneng for the six months ended June 30, 2007, derived from the unaudited consolidated financial statements of that company.
(3) The Pro Forma adjustments give effect to the acquisition of Tianjin Huaneng as if it were consummated on January 1, 2007.

DELI SOLAR (USA) INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Year ended December 31, 2006	Year ended December 31, 2006	Pro forma	Pro Forma
	Deli Solar (USA) INC (1)	TianJin Huaneng Company (2)	Adjustment (3)	Combined

Sales revenues	$21,468,313	$13,512,827		$34,981,140

Cost of goods sold	16,842,994	10,373,987		27,216,981

Gross profit	4,625,319	3,138,840		7,764,159

Operating expenses
Advertising	1,106,488	992,474		2,098,962
Selling, salary, R&D and admin expenses	2,308,220	1,088,601		3,396,821
Total operating expenses	3,414,707	2,081,075		5,495,782

Net operating income	1,210,612	1,057,765		2,268,376

Interest income and other income	28,889	(117,562)		(88,673)

Minority interests Tianjin Huaneng			(319,589) (a )	(319,589)

Net income before taxes	1,239,501	940,203	(319,589)	1,860,114

Taxes	-	337,558		337,558

Net income	$1,239,501	$602,645	(319,589)	$1,522,556

Foreign Currency Translation Adjustment	$359,352	$49,577		$408,929

Comprehensive Income	$1,598,853	$652,222	(319,589)	$1,931,486

Basic earnings per share	$0.20			0.25
Denominator for basic EPS	6,205,290			6,205,290

Fully diluted earnings per share	$0.14			0.17
Denominator for diluted EPS	8,732,070			8,732,070

(1) Represents historical statement of operations of the Company for the year ended December 31, 2006, derived from the audited financial statements of the Company included in the 10KSB report.
(2) Represents historical statement of operations of Tianjin Huaneng for the year ended December 31, 2006, derived from the audited consolidated financial statements of that company.
(3) The Pro Forma adjustments give effect to the acquisition of Tianjin Huaneng as if it were consummated on January 1, 2006.

DELI SOLAR (USA) INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2007

	6/30/2007	6/30/2007	Pro forma		6/30/2007
Assets	Deli Solar (USA) INC (1)	Tianjin Huaneng Company (2)	Adjustment (3)		Pro forma combined
Current assets
Cash and cash equivalents	$5,711,503	$384,607			6,096,110
Net trade accounts receivable	1,175,967	4,648,699			5,824,666
Advances and prepayment	931,208	881,590			1,812,798
Inventories	1,105,550	3,265,915			4,371,465
Investment	2,459,159	-	2,459,159 (b	)	-
Total current assets	11,383,387	9,180,811			18,105,039

Net property, plant and equipment	6,373,300	1,156,835			7,530,135

Other receivables	383,174	-			383,174
Intangible assets	-	502,269			502,269
Prepaid land lease	1,019,467	-			1,019,467
Total other assets	1,402,641	502,269			1,904,910

Goodwill			(1,773,550) ©		1,773,550

Total assets	$19,159,328	$10,839,915			$29,313,634

(1) Represents historical balance sheet of the Company as of June 30, 2007, derived from the unaudited financial statements of the Company included in the 10QSB report.
(2) Represents historical balance sheet of the Company as of June 30, 2007, derived from the unaudited consolidated financial statements of that company.
(3) The Pro Forma adjustments give effect to the acquisition of Tianjin Huaneng as if it were consummated on June 30, 2007.

DELI SOLAR (USA) INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET (Continued)
AS OF JUNE 30, 2007

	6/30/2007	6/30/2007	Pro forma		6/30/2007
Liabilities and stockholders' equity	Deli Solar (USA) INC (1)	Tianjin Huaneng Company (2)	Adjustment (3)		Pro forma combined
Current liabilities
Trade accounts payable	$164,588	$1,124,468			1,289,056
Related party payable	2,459,659	-			2,459,659
Deferred revenue	-	668,345			668,345
Accrued liabilities and other payable	180,647	1,404,290			1,584,937
Deposits	377,900	2,601,305			2,979,205
Short-term bank loan	-	1,154,703			1,154,703
Tax payable	-	1,794,061			1,794,061
Total current liabilities	3,182,794	8,747,172			11,929,966

Long-term loan		748,412			748,412

Minority Interest			658,722 (b	)	658,722

Stockholders' equity
Convertible preferred stock: par value $0.001; 25,000,000 shares authorized, 1,774,194 shares issued and authorized	2,674				2,674
Common stock: par value $0.001; 66,666,667 shares authorized, 6,205,290 shares issued and authorized	6,205	720,786	(720,786) (b	)	6,205
Additional paid in capital	8,283,900	257,466	(257,466) (b	)	8,283,900
Retained earnings	6,901,887	242,981	(242,981) (b	)	6,901,887
Accumulated other comprehensive income	781,868	123,098	(123,098)(b	)	781,868
Total stockholders' equity	15,976,534	1,344,331			15,976,534

Total Liabilities and stockholders' equity	$19,159,328	$10,839,915			$29,313,634

(1) Represents historical balance sheet of the Company as of June 30, 2007, derived from the unaudited financial statements of the Company included in the 10QSB report.
(2) Represents historical balance sheet of the Company as of June 30, 2007, derived from the unaudited consolidated financial statements of that company.
(3) The Pro Forma adjustments give effect to the acquisition of Tianjin Huaneng as if it were consummated on June 30, 2007.

Notes to Unaudited Pro Forma Combined Financial Statements

(a) To record earnings of minority interest as a result of the acquisition of Tianjin Huaneng.

(b) To eliminate the Company’s equity investment in Tianjin Huaneng and record minority interest as a result of the acquisition of Tianjin Huaneng.

(c) The Tianjin Huaneng Acquisition has been included in the Unaudited Pro Forma Balance Sheet as if the acquisition were consummated at June 30, 2007. The excess of the purchase price over the related net assets is determined as follows:
(In thousands)
Tianjin Huaneng net assets as of June 30, 2007	$1,344
Minority interest	(659)
Net assets acquired	$685
Purchase price:	$2,459
Goodwill in the acquisition of Tianjin Huaneng	$1,774